EXHIBIT 10(a)


                             THE VALSPAR CORPORATION
                         DEFERRED COMPENSATION PLAN FOR
                               RICHARD M. ROMPALA


ARTICLE 1. ESTABLISHMENT AND PURPOSE

     1.1. ESTABLISHMENT. The Valspar Corporation (the "Company") hereby establishes, effective as of December 10, 2002, (the "Effective Date") an unfunded deferred compensation plan to be known as The Valspar Corporation Deferred Compensation Plan (the "Plan") for Richard M. Rompala (the "Participant").

     1.2. PURPOSE. The Plan is established and is intended as an unfunded plan to be maintained for the purpose of providing deferred compensation to the Participant, and as such the Plan is intended to be exempt from the relevant requirements of Title I of the Employee Income Retirement Security Act of 1974, as amended, and regulations promulgated thereunder ("ERISA"). The Plan is not intended to satisfy the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the "Code").


ARTICLE 2. DEFINITIONS

     2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below and, when intended, such terms shall be capitalized.

     a. "Cause" shall be determined solely by the Committee in the exercise of good faith and reasonable judgment, and shall mean the Participant willfully engaging in illegal conduct that is materially and demonstrably injurious to the Company.

     b. "Change in Control" shall have the same meaning as set forth in the Change in Control Agreement between the Company and the Participant as in effect on the date of this Agreement, or as that definition may be amended from time to time. In the event the Change in Control Agreement is no longer in effect, the definition of Change in Control in that Agreement shall nevertheless continue to apply to this Plan.

     c. "Company" means The Valspar Corporation, a Delaware corporation, or any successor thereto as provided in Article 8 herein.

     d. "Deferred Compensation Account" means the accounting entry on the financial records of the Company representing the liability for the accumulated contributions pursuant to Section 5.1 and the interest credited pursuant to Section 5.2.

     e. "Disability" shall have the same meaning as used in the Company's long-term disability plan to determine the Participant's entitlement to benefits under that plan.

     f. "Interest Rate Credit" means, for the period December 10, 2002 through December 31, 2003, 4.6%; thereafter, for each subsequent Plan Year, Interest Rate Credit means 100% of the annual long-term applicable federal rate in effect for January of that Plan Year.

     g. "Plan Year" means, for the first year of the Plan, the period from the Effective Date through December 31, 2002. Thereafter, Plan Year means the consecutive twelve-month period beginning each January 1 and ending December 31.

     h. "Spouse" means Jean Rompala, the Participant's wife.

     2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.


ARTICLE 3. ADMINISTRATION

     3.1. THE COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company.

     3.2. AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have the full power to amend or terminate the Plan at any time (subject to Article 7 herein), to construe and interpret the Plan, and to make any other determination that may be necessary or advisable for the Plan's administration.

     3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company, its employees, the Participant, and his estate and beneficiaries.

     3.4 NAMED FIDUCIARY. The Company shall be the named fiduciary of the Plan.


ARTICLE 4. ELIGIBILITY

     4.1 TERMINATION OF EMPLOYMENT. The Participant shall be vested and shall be entitled to receive the Participant's Deferred Compensation Account if the Participant's employment with the Company terminates for any of the following reasons:

          a. Involuntary termination by the Company other than for Cause;

          b. Voluntary resignation by the Participant prior to March 1, 2005, but only with the consent of the Committee;

          c. Voluntary resignation by the Participant anytime after a Change in Control or anytime after February 28, 2005;

          d. The Participant's death while employed by the Company; or

          e. The Participant's Disability while employed by the Company.

     4.2 FORFEITURE OF BENEFIT. If the Participant voluntarily resigns prior to March 1, 2005 other than as set forth in paragraph 4.1(b) or (c) above, or if the Company terminates the Participant's employment for Cause at any time, any and all rights of the Participant in the Deferred Compensation Account under this Plan shall immediately forfeit.

ARTICLE 5. DEFERRED COMPENSATION ACCOUNT AND PAYMENT

     5.1 COMPANY CONTRIBUTIONS TO THE DEFERRED COMPENSATION ACCOUNT. On the Effective Date and for each year thereafter that the Participant is actively employed as the Chief Executive Officer of the Company on the date options are otherwise granted pursuant to the Company's Key Employee Annual Bonus Plan, in lieu of any grant of options under such Annual Bonus Plan for that year, Valspar will credit to the Participant's Deferred Compensation Account under this Plan an amount equal to 90% of the Participant's then current annual base salary from the Company. From time to time, the Company may, in the sole discretion of the Committee, make contributions to the Participant's Deferred Compensation Account in addition to the contributions described in the preceding sentence, and such additional amount, if any, shall be accounted for and distributed in accordance with the provisions of this Plan as part of the Deferred Compensation Account.

     5.2 ADJUSTMENTS OF INTEREST TO THE ACCOUNT. As of the last day of each Plan Year and at such other times as determined by the Committee in its sole discretion, for so long as there is any amount remaining in the Participant's Deferred Compensation Account, the Deferred Compensation Account shall be credited with an amount equal to the Interest Rate Credit multiplied by the value of the Deferred Compensation Account on the last adjustment date, less any payments made from the Account since such adjustment date. If the adjustment occurs more often than annually, the Interest Rate Credit that shall be pro rated based on the ratio of the number of days since the last adjustment over 360 days. The Deferred Compensation Account shall be adjusted to the date the first payment is made under Section 5.3 or 5.4. Notwithstanding the foregoing, if the Participant elects an annuity form of distribution, no further adjustment shall be made to the Deferred Compensation Account after the first payment commences.

     5.3 PAYMENT OF THE DEFERRED COMPENSATION ACCOUNT. If the Participant is eligible for payment under Section 4.1, the Company shall make or commence payment of the Deferred Compensation Account to the Participant no later than 30 days following the date on which the Participant's termination of employment occurs; provided, however, that no payment under this Plan shall be made or first commence prior to the last day in any fiscal year of the Company in which the Participant is a "covered employee" as defined in Section 162(m) of the Code. Unless the Participant elects an annuity form as provided in Sections 5.4 and 5.5, the Deferred Compensation Account will be paid to the Participant in a single lump sum.

     5.4 ANNUITY PAYMENT OPTION. In lieu of the single lump sum payment provided in Section 5.3, the Participant may elect, as provided in Section 5.5 below, one of the following forms: (i) an annual payment for the Participant's life; or
(ii) an annual payment for the joint lives of the Participant and Spouse (a joint and 100% survivor annuity); or (iii) an annual payment for the life of the Participant and, upon the death of the Participant, 50% of the annual payment for the life of the Spouse (a joint and 50% survivor annuity). The amount of each payment of the life only annuity, joint and 100% survivor annuity or the joint and 50% survivor annuity shall be determined based upon a single annuity bid from a qualified insurance or annuity provider selected by the Committee in its sole discretion from among at least three qualified bids by qualified insurance or annuity providers selected by the Committee after consultation with the Participant as to the form, frequency and other features of such annuity payments. The annuity bids shall be based upon a single premium payment for an annuity contract equal to the Participant's Deferred Compensation Account. In selecting the single bid, the Committee shall apply the criteria and procedure substantially similar to those set forth for the purchase of annuities for a terminating single employer qualified pension plan in Department of Labor Interpretative Bulletin 95-1 (60 Fed. Reg. 12328 [3/6/95]).

Notwithstanding the foregoing, the selection of an annuity bid as described above shall be solely for the purpose of determining the amount of such annuity payments. The Company may purchase an annuity contract or insurance policies to provide for such annuity payments, provided, however, that if the Company purchases such contract or policy, the rights of the Company and the Participant (including the Participant's Spouse and his successors) in and to such contract or policy shall at all time be subject to the provisions of Sections 8.2 and 8.3 of this Plan.

     5.5 METHOD OF PAYMENT ELECTION. The Participant must make a written election of the annuity payment to the Committee, specifying one of the forms described in Section 5.4; provided, however, that such change in payment will be valid only if it is made prior to the earliest of the following dates:

     a. the date the Participant terminates employment with the Company;

     b. the last day of the Company's fiscal year prior to the year in which payment is made or first commences;

     c. January 1 of the year in which payment is made or first commences; and

     d. the date that is six months prior to the date payment is made or first commences.

Once made, any such election will be irrevocable. Any election made after the earliest of the above dates will not be valid or enforceable.

     5.6 DISABILITY. If the Participant suffers a Disability, the Deferred Compensation Account shall be paid or commence no later than 30 days after the date of the determination of the Disability. If the Participant suffers a Disability and is unable to apply such payment to the Participant's own interest and advantage, the Company or will make any such payment or payments due the Participant under the terms of the Plan in accordance with the written directions of the Spouse (or if the Spouse is unable to so act, the person or entity established, to the reasonable satisfaction of the Company and its legal counsel, to have the legal authority to act on behalf of the Participant with respect to such matters following his Disability), and the Company will be relieved of any further liability upon payment of any amounts due hereunder at the direction of the Spouse (or such other person or entity).

     5.7 DEATH OF PARTICIPANT; DEATH OF SPOUSE. If the Participant dies prior to the date payment of the Deferred Compensation Account is made or commences, the Participant's Deferred Compensation Account will be paid to the Participant's Spouse, if she survives, no later than 30 days after the date of the Participant's death. Any payment due the Spouse shall be the form described in
Section 5.3 or as otherwise elected by the Participant and in effect at the time of the Participant's death. If the Participant elects an annuity form of payment and dies after the date payments under such annuity have commenced, any payment due the Spouse shall be determined by the form of annuity payment then in effect. If the Spouse predeceases the Participant, the Deferred Compensation Account shall be paid to the Participant's estate in a single lump sum, no later than 90 days after the date of the Participant's death.

     5.8 CHANGE IN CONTROL. If a Change in Control occurs, then notwithstanding anything herein to the contrary, the Deferred Compensation Account will be paid to the Participant in a single lump sum no later than the date of the Participant's termination of employment.

ARTICLE 6. CLAIMS REVIEW

     6.1 CLAIMS PROCEDURE AND REVIEW. The Participant or Spouse (the "claimant") may make a claim for payment of the Participant's Deferred Compensation Account Plan within the time and in the manner described herein. Such claim shall be made within 60 days after the claim arises by filing a written request with the Vice President of Human Resources of the Company, on behalf of the Committee. The Committee shall determine the claim within a reasonable time after the receipt of the written claim. Notice of the Committee's decision shall be communicated to the claimant in writing. If the claim is denied, the notice shall include the specific reasons for the denial (including reference to pertinent Plan provisions), a description of any additional material or information necessary for the Committee to reconsider the claim, the reasons for any of such additional material or information, and an explanation of the review procedure.

     6.2 APPEAL. The Participant, Spouse or his or her duly authorized representative may, within 90 days after receiving such written notice, request the Board of the Company to review the Committee's decision. The Board shall afford the claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing within 150 days after receipt of request for review. The review proceeding shall be conducted in accordance with the rules and regulations adopted from time to time by the Board.


ARTICLE 7. AMENDMENT AND TERMINATION

     The Committee hereby reserves the right to amend, modify, and/or terminate the Plan at any time subject to ratification by the Board. However, no such amendment or termination shall in any manner adversely affect the rights or benefits of the Participant previously accrued herein without the consent of the Participant.


ARTICLE 8. MISCELLANEOUS

     8.1. UNFUNDED PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide nonqualified deferred compensation to the Participant, and is further intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

     8.2. UNSECURED GENERAL CREDITOR. The Company's obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future. The Participant and the Participant's beneficiaries, heirs, successors, and assigns shall be and remain unsecured general creditors of the Company with respect to any payments under this Plan. The Company may set aside assets, including as provided in Section 8.3 below, and may purchase annuity contracts or insurance policies, to fund its obligations under this Plan, provided, however, that the Participant and the Participant's Spouse, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any such assets, policies, contracts, or the proceeds therefrom.

     8.3. TRUST FUND. Prior to a Change in Control, the Company may in its discretion establish one or more so-called "rabbi" trusts, which may, but is not required to be, irrevocable, with such trustees as the Committee may approve, and shall deposit such amount of cash or other marketable securities as it determines in its sole discretion, for the purpose of providing for the payment of benefits under this Plan. Immediately upon the occurrence of an event constituting a Change in Control, the Company shall establish one or more such trusts, which shall be irrevocable, and shall deposit cash or other marketable instruments equal to the amount payable from the

Deferred Compensation Account at that time, and thereafter, the Company shall immediately (but no more often than annually) deposit such additional amount of cash or other marketable instruments equal to any increase credited to the Deferred Compensation Account. To the extent any amounts provided under this Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such amounts shall remain the obligation of, and shall be paid by the Company.

     8.4. COSTS OF THE PLAN. All costs of implementing and administering the Plan, and all costs incurred in providing the benefits described herein, shall be borne by the Company.

     8.5. TAX WITHHOLDING. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy Federal, state, and local tax withholding requirements, or to deduct from all payments made from the Participant's Deferred Compensation Account pursuant to the Plan amounts sufficient to satisfy such withholding requirements.

     8.6. NOTICES. All notices or elections given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be delivered, mailed or faxed to any such party at its address below:

                   In the case of Valspar:

                   THE VALSPAR CORPORATION
                   Attention: Vice President, Human Resources
                   1101 Third Street South
                   Minneapolis, MN 55415

                   In the case of the Participant:

                   Mr. Richard M. Rompala
                   4848 West Lake Harriet Parkway
                   Minneapolis, MN 55410

     Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the second business day thereafter or when it is actually received, whichever is sooner.

     8.7. NONTRANSFERABILITY. The Participant's rights to benefits provided hereunder may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of the Participant or to any assignee or creditor of the Spouse.

     8.8. SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     8.9. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     8.10. APPLICABLE LAW. To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Minnesota.


     The Valspar Corporation                       Participant

     /s/ Gary Gardner                              /s/ Richard M. Rompala
     ---------------------------                   --------------------------
     Gary Gardner,                                 Richard M. Rompala
     Vice President, Human Resources